Exhibit 10.4

Purchase Agreement

No. YAXS201900049
Seller: Jiangsu Yada Technology Group Co., Ltd	City: Yangzhou
Buyer:	Date: Dec. 20, 2018

I. Name, specification, quantity, unit price and amount

No.	Name	Specification	Unit	Quantity	Tax-included unit price (RMB)	Amount (RMB)
1	Disposable gynecological examination kit		kit	350,000.00	1.8500	647,500.00
2	Disposable gynecological sampler		sampler	1,470,000.00	0.4900	720,300.00
3	Disposable identification tape	Adult	tape	4,300,000.00	0.1500	645,000.00
4	Disposable identification tape	Child	tape	4,600,000.00	0.1480	680,800.00
5	Disposable medical brush		brush	2,600,000.00	0.3000	780,000.00
6	Disposable medical brush (B1)		brush	1,300,000.00	0.5000	650,000.00
7	Medical sterile dressing surgical kit		kit	350,000.00	2.5000	875,000.00
Total (RMB)				14,970,000.00		4,998,600.00

II. Quality standards: The seller’s products shall adopt the quality standards of: 1. Pharmacopoeia 2. Ministry-issued standards 3. Others 4. Devices

(Corporate qualifications: business license, business certificate/production certificate, product registration certificate approval, power of attorney, salesperson ID copy, inspection report, quality assurance agreement; note: none of the above is dispensable, otherwise the cooperation will stop.)

III. Delivery: The seller shall deliver the goods to the place designated by the buyer from the date of signing the contract to the end of next month. The freight shall be at the seller’s expense.

IV. Payment method and term

1. The payment method shall conform with the regulations of the People’s Bank of China.

2. The buyer shall pay for the goods to the seller within 90 days from the date of delivery.

V. Liability for breach of contract: If the standards, place of production and batch numbers of the goods are found to be inconsistent with the contract, the buyer may require to exchange or return the goods

VI. Resolving contract disputes: If failing to reach a negotiation, the two parties may file a lawsuit in the people’s court where the seller is located.

VII. Other agreed matters: The two parties may negotiate over the matters not covered in this contract.

Name: Jiangsu Yada Technology Group Co., Ltd	Name:
Address:	Address:
Legal representative:	Legal representative:
Entrusted agent:	Entrusted agent: